EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-264822) on Form S-8 of our report dated March 23, 2023, with respect to the consolidated financial statements of PepGen Inc. and subsidiaries.

/s/ KPMG LLP

Phoenix, Arizona
March 23, 2023